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                                   EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in Worthington Industries, Inc.'s Registration Statement Nos. 2-80094, 33-38486, 33-57981, 333-18099 and
333-42849 on Form S-8 and Registration Statement Nos. 33-46470 and 333-48627 on Form S-3 of our report dated February 17, 2000 (except with respect to Note M, as to which the date is October 13, 2000) on the combined financial statements of the Techs as of December 31, 1998 and 1999 and for the two-year periods then ended, appearing in this Current Report on Form 8-K of Worthington Industries, Inc.



                                                 /s/ Hill, Barth & King LLC



Wexford, Pennsylvania
October 13, 2000



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